Exhibit 21

LEIDOS HOLDINGS, INC.
LEIDOS, INC.

Subsidiaries of Leidos Holdings, Inc.	Jurisdiction of Incorporation
Leidos, Inc.	Delaware

Subsidiaries of Leidos, Inc.	Jurisdiction of Incorporation
ABI Architects, Inc.	Florida
Benham/Ellerbe Becket, LLC	Oklahoma
Benham Military Communities, LLC	Oklahoma
Calanais Pension Trustee Co. Ltd.	United Kingdom
Cloudshield Technologies, Inc.	Delaware
Cloudshield Technologies GmbH	Germany
Cloudshield UK Limited	United Kingdom
InQuirion Pty Limited	Australia
JMD Development Corporation	California
Leidos Arabia Company Limited (formerly “SAIC Arabia Company Limited”)	Saudi Arabia
Leidos Biomedical Research, Inc. (formerly “SAIC-Frederick, Inc.”)	Delaware
SAIC Calanais Limited	United Kingdom
Leidos Canada, Inc. (formerly “Science Applications International Corporation (SAIC Canada)”)	Canada
Leidos – CDM Solutions, LLC (formerly “SAIC – CDM Solutions, LLC”) (95% ownership)	Delaware
Leidos Constructors, LLC (formerly “SAIC Constructors, LLC”)	Oklahoma
Leidos Consulting Engineers, Inc. (formerly “SAIC Engineering, Inc.”)	California
Leidos DB, Inc. (formerly “SAIC DB, Inc.”)	Oklahoma
Leidos Energy & Infrastructure, LLC (formerly “SAIC Energy & Infrastructure, LLC”)	Delaware
Leidos Engineering, LLC (formerly “SAIC Energy, Environment & Infrastructure, LLC”)	Delaware
Leidos Engineering of North Carolina, Inc. (formerly “SAIC Engineering of North Carolina, Inc.”)	North Carolina
Leidos Engineering of Ohio, Inc. (formerly “SAIC Engineering of Ohio, Inc.”)	Ohio
Leidos Germany GmbH (formerly “Science Applications International Germany GmbH”)	Germany
Leidos Global Technology Corporation (formerly “SAIC Global Technology Corporation”)	Delaware
Leidos Health Holdings, Inc. (formerly “maxIT Healthcare Holdings, Inc.”)	Delaware
Leidos Health, LLC (formerly “maxIT Healthcare LLC”)	Delaware
Leidos Ltd. (formerly “SAIC Solutions Limited”)	United Kingdom
Leidos of Michigan, Inc. (formerly “SAIC of Michigan”)	Michigan
Leidos Pty Limited (formerly “SAIC Pty Limited”)	Australia
Leidos Realty, LLC (formerly “Campus Point Realty Corporation”)	California
Leidos Renewable Energy, LLC	Delaware
Leidos Services, Inc. (formerly “SAIC Services, Inc.”)	Delaware

Exhibit 21

Plainfield Renewable Energy, LLC	Delaware
Plainfield Renewable Energy Holdings, LLC	Delaware
R.W. Beck Group, Inc.	Washington
Reveal Imaging Technologies, Inc.	Delaware
Reveal Imaging, LLC	Delaware
Reveal Imaging Technologies International, Inc.	Delaware
Science, Engineering, and Technology Associates Corporation	Delaware
Spectrum San Diego	California
The Benham Group, Inc.	Oklahoma
The Benham Group of Nevada, Inc.	Nevada
Varec Holdings, Inc.	Delaware
Varec, Inc.	Georgia

2